Exhibit 4.1



                              DECLARATION OF TRUST
                                       OF
                              NPB CAPITAL TRUST IV

         THIS DECLARATION OF TRUST is made as of March 22, 2004 (this "Declaration"), by and between National Penn Bancshares, Inc., a Pennsylvania corporation, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

         1. The trust created hereby shall be known as "NPB Capital Trust IV" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this Declaration constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached to this Declaration.

         3. The Sponsor and the Trustee will enter into an Amended and Restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust,
(i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Sponsor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustee shall not have any duty or obligation under or in connection with this Declaration or any document contemplated hereby, except as expressly provided by the terms of this Declaration, and no implied duties or obligations shall be read into this Declaration against the Trustee. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

         4. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor under this Section 4 shall survive the resignation or removal of the Trustee and shall survive the termination, amendment, supplement, and/or restatement of this Declaration.

         5. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare, execute and file on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (ii) to negotiate, execute, deliver and perform on behalf of the Trust one or more placement agent agreements, dealer/manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Capital Securities of the Trust and/or any other interests in the Trust, (iii) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing, (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust as it deems necessary or desirable and (v) to appoint one or more administrators for the Trust and cause such person or persons to execute and deliver on behalf of the Trust any and all of the foregoing, including, without limitation, any placement agreements.

         In the event that any filing referred to in this Section 5 is required by the rules and regulations of Securities and Exchange Commission (the "Commission") or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission or applicable state securities or Blue Sky laws.

         6. The Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if the Trustee shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

         7. This Declaration may be executed in two or more counterparts.

         8. The number of trustees of the Trust initially shall be one (1), and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Statutory Trust Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Sponsor.

         9. The Sponsor is hereby authorized, in its discretion, to appoint one or more administrators for the Trust, and each administrator so appointed shall have the full power and authority, and is hereby authorized, to execute and deliver on behalf of the Trust agreements, documents, certificates, papers, instruments and other writings (including, without limitation, a capital securities subscription agreement, a placement agreement and/or a purchase agreement), in each case as determined or directed by the Sponsor in its discretion.

         10. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                           NATIONAL PENN BANCSHARES, INC.
                                           as Sponsor



                                           By:_____________________________
                                                   Name:
                                                   Title:



                                           WILMINGTON TRUST COMPANY
                                           as Trustee



                                           By:_____________________________
                                                   Name:
                                                   Title: